UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2026

EAGLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7500 Old Georgetown Road, 15th Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-1800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2026 Continuity Awards:

(e) On March 16, 2026, the Compensation Committee (the “Committee”) of the Board of Directors of Eagle Bancorp, Inc. (the “Company”) approved the grant of continuity awards (the “2026 Continuity Awards”) to the Company’s senior management team other than Susan Riel, the Company’s Chief Executive Officer, including Eric R. Newell, Evelyn K. Lee, and Ryan A. Riel, each of whom the Company identified as a named executive officer in its most recently filed proxy statement. The Committee determined that, given Ms. Riel’s previously announced intention to retire and the ongoing search for her successor, the Continuity Awards would support a stable transition, retain key leaders, and promote continuity of the management team.

The 2026 Continuity Awards comprise two components, a cash award subject to repayment conditions and an equity award of restricted stock units (“RSUs”) under the Company’s 2025 Equity Incentive Plan (the “Plan”) subject to a three-year vesting requirement. The terms and conditions of the 2026 Continuity Awards were developed with input from the Committee’s independent compensation consultant.

For the cash component, the 2025 named executive officers (other than Ms. Riel) will receive a lump-sum cash payment on March 27, 2026 in the following amounts: (i) $425,000 to Mr. Newell; (ii) $325,000 to Ms. Lee; and (iii) $425,000 to Mr. Riel. The cash award is subject to repayment if the recipient voluntarily resigns (other than for good reason) or is terminated by the Company for cause prior to June 30, 2027.

For the equity component, Mr. Newell, Ms. Lee, and Mr. Riel each also received on March 16, 2026 (the “Grant Date”), an award of 4,086 RSUs (valued at approximately $100,000 on the Grant Date). The RSUs will vest on the third anniversary of the Grant Date and are subject to the terms and conditions of the Plan and an award agreement (the “RSU Award Agreement”) in the form attached as Exhibit 10.1 to this Current Report on Form 8-K.

The form of Continuity Award Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The above descriptions are qualified in their entirety by reference to the terms of the RSU Award Agreement and the Continuity Award Agreement.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Executive Officer Time Vested Restricted Stock Unit Continuity Award Agreement under the Eagle Bancorp, Inc. 2025 Equity Incentive Plan
10.2	Form of Continuity Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP INC.

Date: March 18, 2026	By:	/s/ Eric R. Newell
Eric R. Newell
Executive Vice President, Chief Financial Officer